UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EQ Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS April 18, 2023
1:00 P.M., Eastern Time Virtual Meeting
To attend the meeting, register at: register.proxypush.com/peg

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 18, 2023.

In order to attend the Annual Meeting online, you must pre-register at register.proxypush.com/peg. You will need the control number at the top of this form to register. After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available at www.pseg.com/annualmeeting.

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this Notice on or before April 6, 2023 to facilitate timely delivery. Unless requested, you will not otherwise receive a paper or e-mail copy.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2, 4(a), 4(b), 4(c) and 5 and “1 YEAR” on Proposal 3:

1.	Election of Directors

2.	Advisory Vote on the Approval of Executive Compensation

3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

4(a).	Approval of Amendments to our Certificate of Incorporation – to eliminate supermajority voting requirements for certain business combinations

4(b).	Approval of Amendments to our Certificate of Incorporation and By-Laws – to eliminate supermajority voting requirements to remove a director without cause

4(c).	Approval of Amendments to our Certificate of Incorporation and By-Laws – to eliminate supermajority voting requirement to make certain amendments to our By-Laws

5.	Ratification of the Appointment of Deloitte as Independent Auditor for 2023

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/peg

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week.

•	Please have this Notice available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/peg . Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “PSEG Proxy Materials Request” in the subject line. The email must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this Notice.
•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
•	If you choose email delivery you must include the email address.
•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.